Exhibit 16

Hartford Series Fund, Inc.

Hartford HLS Series Fund II, Inc.

 POWER OF ATTORNEY

June 17, 2020

Each of the undersigned persons, including each of the members of the Board of Directors of Hartford Series Fund, Inc. (“HSF”) and Hartford HLS Series Fund II, Inc. (“HLS II”) listed above do hereby constitute and appoint as his/her attorney-in-fact Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, to sign on his/her behalf each Registration Statement on Form N-14 relating to the proposed reorganizations listed below and any amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission, and any other forms of documents, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as HSF and HLS II and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

•	Hartford Global Growth HLS Fund, a series of HSF with and into Hartford Disciplined Equity HLS Fund, a series of HSF;
•	Hartford Growth Opportunities HLS Fund, a series of HLS II with and into Hartford Disciplined Equity HLS Fund, a series of HSF;
•	Hartford MidCap Growth HLS Fund, a series of HLS II with and into Hartford MidCap HLS Fund, a series of HSF;
•	Hartford MidCap Value HLS Fund, a series of HLS II with and into Hartford MidCap HLS Fund, a series of HSF;
•	Hartford Value HLS Fund, a series of HSF with and into Hartford Dividend and Growth HLS Fund, a series of HSF;
•	Hartford High Yield HLS Fund, a series of HSF with and into Hartford Total Return Bond HLS Fund, a series of HSF; and
•	Hartford U.S. Government Securities HLS Fund, a series of HSF with and into Hartford Ultrashort Bond HLS Fund, a series of HSF

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ James E. Davey	/s/ Christine R. Detrick
James E. Davey	Christine R. Detrick
Director, President and Chief Executive Officer	Director

/s/ Amy N. Furlong	/s/ Duane E. Hill
Amy N. Furlong	Duane E. Hill
Treasurer (Principal Financial/Accounting Officer)	Director

/s/ Lynn S. Birdsong	/s/ Lemma W. Senbet
Lynn S. Birdsong	Lemma W. Senbet
Chairman of the Board, Director	Director

/s/ Hilary E. Ackermann	/s/ David Sung
Hilary E. Ackermann	David Sung
Director	Director

/s/ Robin C. Beery
Robin C. Beery
Director

RESOLUTION APPROVING THE POWER OF ATTORNEY

The Boards of Directors of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. approved the Power of Attorney, dated June 17, 2020, by adopting the following resolution:

RESOLVED, that the Power of Attorney, in substantially the form presented at this meeting, appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, each with full power to act alone, as attorneys-in-fact and agents for each member of the Boards of Directors of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each, a “Registrant”) and for each Registrant’s principal executive officer, and principal financial officer (including any appointed comptroller or principal accounting officer, if any) for the purpose of executing and filing for and on behalf of, each Registrant, including each member of the Registrant’s Board of Directors and the Registrant’s principal executive officer and principal financial officer, all requisite documents with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States be, and herby is, approved; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of each Registrant, including its principal executive officer and principal financial officer, and each member of the Registrant’s Board of Directors.